As filed with the Securities and Exchange Commission on October 14, 2011

Registration No. 333-152652

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIBERATOR MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	5999	87-0267292
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Liberator Medical Holdings, Inc.

2979 SE Gran Park Way

Stuart, Florida 34997

(772) 287-2414

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Libratore, President

Liberator Medical Holdings, Inc.

2979 SE Gran Park Way

Stuart, Florida 34997

Telephone: (772) 287-2414

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan L. Shepard, Esq.

Siegel, Lipman, Dunay, Shepard & Miskel, LLP

5355 Town Center Road, Suite 801

Boca Raton, FL 33486

Telephone: (561) 368-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities act of 1933, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-152652) (the “Registration Statement”) of Liberator Medical Holdings, Inc. (the “Company”), is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on January 27, 2009, and supplemented by Post Effective Amendment No. 2 on Form S-1/A declared effective on August 16, 2010, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed with the Securities and Exchange Commission on January 13, 2011, as amended on January 28, 2011 (the “Annual Report”). No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

In addition, this Post-Effective Amendment No. 4 is being filed to include the information contained in the Company’s Quarterly report on Form 10-Q for the quarter ended June 30, 2010, filed August 16, 2010, as amended on April 13, 2011; the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, filed on February 22, 2011; the Company’s Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2009, filed on February 22, 2011; the Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2010, filed on April 13, 2011; the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 12, 2011; the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 15, 2011; and the Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011, filed on August 26, 2011.

This Post-Effective Amendment No. 4 is also being filed to include information contained in the following Current Reports of the Company on Form 8-K: Current Report on Form 8-K dated August 16, 2010, filed on August 25, 2010; Current Report on Form 8-K dated August 24, 2010, filed August 27, 2010; Current Report on Form 8-K dated September 8, 2010, filed on September 8, 2010; Current Report on Form 8-K dated September 13, 2010, filed September 22, 2010; Current Report on Form 8-K dated October 21, 2010, filed October 25, 2010; Current Report on Form 8-K dated October 21, 2010, filed November 9, 2010; Current Report on Form 8-K dated November 19, 2010, filed November 22, 2010; Current Report on Form 8-K dated December 9, 2010, filed December 10, 2010; Current Report on Form 8-K dated January 18, 2011, filed January 18, 2011; Current Report on Form 8-K dated February 11, 2011, filed February 16, 2011; Current Report on Form 8-K dated February 23, 2011, filed February 23, 2011; and Current Report on Form 8-K dated May 13, 2011, filed on May 13, 2011.

The information contained in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus contained in the Registration Statement (which Prospectus contains to form a part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-152652

PROSPECTUS SUPPLEMENT	Subject to completion, dated October 14, 2011

LIBERATOR MEDICAL HOLDINGS, INC.

4,862,252 Shares

Common Stock

This prospectus relates to 4,862,252 shares of common stock of Liberator Medical Holdings, Inc. for the sale from time to time by a holder of our securities, or by its pledgees, assignees and other successors-in-interest. Of these shares, (i) 487,252 shares are issuable upon conversion of an outstanding convertible note held by the selling securityholder and (ii) 4,375,000 shares are issuable upon exercise of an outstanding warrant held by the selling securityholder. We will not receive any proceeds from the sales of the shares of common stock by the selling securityholder. We will not receive any proceeds from the conversion of the convertible note, but will receive the proceeds of any cash exercise of the warrant.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on the Pink Sheets, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholder.

The prices at which the selling securityholder may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. Our common stock is traded on the OTC Bulletin Board under the symbol “LBMH.” On October 3, 2011, the last reported sales price for our common stock on the OTC Bulletin Board was $0.90 per share.

Recent Developments

This prospectus supplement incorporates by reference into this prospectus the information contained in the Company’s Annual Report on Form 10-K of Liberator Medical Holdings, Inc., for the fiscal year ended September 30, 2010, filed on January 13, 2011, as amended on January 28, 2011, and the Quarterly Reports on Form 10-Q of Liberator Medical Holdings, Inc., for the quarters ended June 30, 2010, December 31, 2010, March 31, 2011, and June 30, 2011. The information incorporated by reference in this prospectus supplement updates and supplements Liberator Medical Holdings, Inc.’s Prospectus dated January 23, 2009, effective on January 27, 2009, and supplemented by Post Effective Amendment No. 2 on Form S-1/A declared effective on August 16, 2010.

In reviewing this Prospectus Supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 6 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this prospectus is October 14, 2011.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, that we filed with the SEC on January 13, 2011, as amended on January 28, 2011;

•	Our Quarterly report on Form 10-Q for the quarter ended June 30, 2010, filed August 16, 2010, as amended on April 13, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, filed on February 22, 2011;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2009, filed on February 22, 2011;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2010, filed on April 13, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 12, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 15, 2011;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2011, filed on August 26, 2011; and

•

Our Current Reports on Form 8-K that we filed with the SEC as follows: This Post-Effective Amendment No. 4 is also being filed to include information contained in the following Current Reports of the Company on Form 8-K: Current Report on Form 8-K dated August 16, 2010, filed on August 25, 2010; Current Report on Form 8-K dated August 24, 2010, filed August 27, 2010; Current Report on Form 8-K dated September 8, 2010, filed on September 8, 2010; Current Report on Form 8-K dated September 13, 2010, filed September 22, 2010; Current Report on Form 8-K dated October 21, 2010, filed October 25, 2010; Current Report on Form 8-K dated October 21, 2010, filed November 9, 2010; Current Report on Form 8-K dated November 19, 2010, filed November 22, 2010; Current Report on Form 8-K dated December 9, 2010, filed December 10, 2010; Current Report on Form 8-K dated January 18, 2011, filed January 18, 2011; Current Report on Form 8-K dated February 11, 2011, filed February 16, 2011; Current Report on Form 8-K dated February 23, 2011, filed February 23, 2011; and Current Report on Form 8-K dated May 13, 2011, filed on May 13, 2011.

By incorporating by reference our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, we can disclose important information to you by referring you to our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently field document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We post on our public website (www.liberatormedical.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of any of these documents may be obtained free of charge through our website or by contacting the Liberator Medical Holdings, Inc., at 2979 SE Gran Park Way, Stuart, Florida 34997, or by calling 1-800-323-0914.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.

You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

EXPERTS

The financial statements as of September 30, 2010, and for the year then ended incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2010, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distributions.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Liberator Medical Holdings, Inc. (the “Registrant” or the “Company”). All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$190
Legal fees and expenses	50,000
Printing fees and expenses	1,000
Accounting fees and expenses	1,000
Blue sky fees and expenses (including fees of counsel)	5,000
Miscellaneous fees and expenses	2,810

Total	$60,000

Item 14. Indemnification of Officers and Directors.

As permitted by the provisions of the Nevada Revised Statutes (the “Nevada Revised Statute”), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

The Nevada Revised Statute also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:

•	A director, officer, employee or agent of the corporation; or

•	Is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Securities and Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In consideration of the acquisition (the “Acquisition”) of Liberty Medical Supply, Inc. (“LMS”) on June 22, 2007, we issued an aggregate of 25,447,956 restricted shares of our common stock to holders of common stock and convertible debt of LMS. Concurrently with the completion of the Acquisition, we issued (i) 1,312,500 restricted shares of our common stock to a broker-dealer and an investment banking firm for services to LMS, and (ii) 1,358,180 restricted shares of our common stock to Global Marketing Associates, Inc., and others, in exchange for debt prior to the Acquisition. All of the foregoing securities were issued pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act and in reliance upon Regulation D, Rule 506, promulgated under the Securities Act.

On July 12, 2007, our board of directors authorized a private placement at a price of $0.80 per unit consisting of, in the aggregate, 2,500,000 restricted shares of our common stock and warrants to purchase of up to 1,250,000 restricted shares of our common stock. The subscribers received upon the payment of the subscription price for each units, one share of our common stock for each unit subscribed for and a warrant exercisable for up to one share for every two units subscribed for. The warrants are exercisable from the date of their issuance for a period ending three years thereafter at an exercise price of $1.60 per share. We have received $1,367,503 of gross proceeds from the sale of these securities as of September 30, 2008. These securities were offered, and have been sold, to accredited investors under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, promulgated under the Securities Act of 1933. We paid approximately $104,700 in fees and expenses in connection with this private placement. The net proceeds received from the sale of these securities will be used for working capital and other general corporate purposes.

On February 1, 2008, our board of directors authorized a private placement of units at a subscription price of $1.00 per unit consisting of up to an aggregate of $2,500,000 in principal amount of convertible notes of our company and warrants to purchase up to 2,500,000 restricted shares of our common stock. The subscribers received, in payment of the subscription price for each unit, $1 in principal amount of notes with interest payable thereon at the rate of 12% per year, payable in one year, which notes are convertible into restricted shares of our common stock at a conversion price of $0.50 per share from the date of issuance for a period of one year, and a warrant to purchase up to one share of our common stock, exercisable from the date of its issuance for a period ending five years thereafter at an exercise price of $1.00 per share. We have received $804,000 of gross proceeds from the sale of this debt as of September 30, 2008. This debt was offered, and has been sold to accredited investors under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, promulgated under the Securities Act of 1933. We paid approximately $76,500 in fees and expenses in connection with this private placement. The net proceeds received from the sale of these securities will be used for working capital and other general corporate purposes.

On May 22, 2008, we closed a private placement consisting of convertible notes and warrants to purchase an aggregate of 8,750,000 shares of our common stock for gross proceeds of $3.5 million to a single institutional investor, pursuant to a Securities Purchase Agreement, dated as of May 22, 2008 (the “Securities Purchase Agreement”), by and among the us, LMS, and the institutional investor. The notes are convertible into shares of our common stock at an initial conversion price of $0.80 per share, subject to adjustment, and mature on May 22, 2010. The notes are senior unsecured obligations of ours and accrue interest at the rate of 3% per annum, paid semi-annually on each November 15 and May 15. The notes are unconditionally guaranteed by LMS. The warrants have a term of 5 years and are exercisable for up to 4,375,000 share of our common stock at an exercise price $1.00 per share, subject to adjustment. The net proceeds from this private placement are being used by us to increase our advertising and sales efforts and any resulting increase in General and Administrative expenses. In connection with this private placement, we incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $471,000. In addition, we issued a warrant to the placement agent exercisable for up to 350,000 shares of our common stock on terms substantially similar to the warrants issued in the private placement. The conversion price of the notes will be reduced if, among other things, we issue shares of common stock or securities exercisable, exchangeable or convertible for or into shares of common stock (“common stock equivalents”) at a price per share less than both the conversion price then in effect and $0.75, subject to certain exclusions. The exercise price of the warrants will be reduced if, among other things, we issue shares of common stock or common stock equivalents at a price per share less than both the exercise price then in effect and the closing sale price of our common stock for any of the 10 consecutive trading days immediately preceding such issuance, subject to certain exclusions. The sale of the notes and the warrants was made in reliance on an exemption provided by Section 4(2) of the Securities Act.

On October 17, 2008, we closed a private placement consisting of convertible notes and warrants for gross proceeds of $2.5 million with an institutional investor pursuant to a Securities Purchase Agreement, dated as of October 17, 2008 (the “Securities Purchase Agreement”), by and among us, as issuer, our wholly-owned operating subsidiary, Liberator Medical Supply, Inc. (“Liberator Medical Supply”), and our wholly-owned indirect subsidiary, Liberator Health and Education Services, Inc. (“Liberator Services”), as guarantors (collectively, the “Guarantors”), and the institutional investor. The notes are convertible into shares of our common stock at an initial conversion price of $0.75 per share, subject to adjustment, and mature on October 17, 2010. The notes are senior unsecured obligations of our company and accrue interest at the rate of 3% per annum, paid semi-annually on each October 15 and April 15. The notes are unconditionally guaranteed by the Guarantors. The warrants have a term of three (3) years and are exercisable for up to 1,166,667 shares of our common stock at an initial exercise price of $1.25 per share, subject to adjustment. The note and the warrants contain standard anti-dilution protection, included “weighted average” anti-dilution provisions. We are required to use the funds from the private placement to increase its advertising and sales efforts and any resulting increase in general and administrative expenses. In connection with the private placement, we incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $300,000. In addition, we issued a warrant to the placement agent exercisable for up to 266,667 shares of the Company’s common stock on terms substantially similar to the warrants issued in the private placement. The sale of the notes and the warrants was made in reliance on an exemption provided by Section 4(2) of the Securities Act.

On March 9, 2010, the Company closed a private placement consisting of 4,666,667 shares of our common stock in a private placement for gross proceeds of $7,000,000 with an institutional investor pursuant to a Securities Purchase Agreement dated March 9, 2010 (the “Securities Purchase Agreement”) by and between us, as issuer, and the institutional investor. Pursuant to the terms of the Securities Purchase Agreement, the Company provided the investor certain demand registration rights covering the resale of all of the shares issued in the private placement, as well as piggy-back registration rights in certain circumstances. The sale of the common stock was made in reliance on an exemption provided by Section 4(2) of the Securities Act.

On May 11, 2010, the Company received a Notice of Conversion for the $3,500,000 of notes which we issued to an institutional investor on May 22, 2008. The 4,375,000 common shares issued upon conversion of the $3,500,000 principal amount of notes were issued in reliance on an exemption provided by Section 4(2) of the Securities Act.

On October 14, 2010, the Company received a Notice of Conversion for the $2,500,000 of notes which we issued to an institutional investor on October 17, 2008. The 3,333,333 common shares issued upon conversion of the $2,500,000 principal amount of notes were issued in reliance on an exemption provided by Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

Exhibit No.	Description

3.1	Articles of Incorporation of Liberator Medical Holdings, Inc. (formerly known as Cardiff Communications, Inc.), as amended by the Certificate of Amendment to Articles of Incorporation, dated August 26, 2005, and the Certificate Of Amendment to Articles of Incorporation, dated June 4, 2007. (3)

3.2	Amended and Restated By-Laws of Liberator Medical Holdings, Inc. (5)

4.1	Securities Purchase Agreement, dated as of May 22, 2008, by and among Liberator Medical Holdings, Inc., Liberator Medical Supply, Inc., and the investors listed therein. (1)

4.2	Intentionally Omitted.

4.3	Form of Warrant, dated May 22, 2008. (1)

4.4	Form of Registration Rights Agreement, dated May 22, 2008, between Liberator Medical Holdings, Inc. and the investor named therein. (1)

4.5	Form of Guaranty, dated May 22, 2008, made by Liberator Medical Supply, Inc. in favor of the investor named therein. (1)

4.6	Securities Purchase Agreement, dated as of October 17, 2008, by and among Liberator Medical Holdings, Inc., as issuer, Liberator Medical Supply, Inc., and Liberator Health and Education Services, Inc., as guarantors, and the investors listed on the Schedule of Buyers attached thereto. (5)

4.7	Amended and Restated Senior Convertible Note, dated October 17, 2008, issued to Millennium Partners, L.P. (5)

4.8	Senior Convertible Note, dated October 17, 2008, issued to Millennium Partners, L.P. (5)

4.9	Warrant to Purchase Common Stock, dated October 17, 2008, issued to Ladenburg Thalmann & Co., Inc. (5)

4.10	Warrant to Purchase Common Stock, dated October 17, 2008, issued to Millennium Partners, L.P. (5)

4.11	Guaranty, dated October 17, 2008, by Liberator Health and Education Services, Inc. (5)

4.12	Guaranty, dated October 17, 2008, by Liberator Health and Education Services, Inc. (5)

4.13	Guaranty, dated October 17, 2008, by Liberator Medical Supply, Inc. (5)

4.14	Letter, dated October 17, 2008 (re: Registration Rights Agreement dated May 22, 2008). (5)

4.15	Letter, dated October 17, 2008 (re: Ladenburg, Thalmann & Co. Inc., Waiver and Amendment). (5)

4.16	Letter, dated October 17, 2008 (re: Millennium Partners, L.P., Waivers, Amendment and Restatement). (5)

4.17	Subordination Agreement, dated October 17, 2008. (5)

4.18	Securities Purchase Agreement by and between Liberator Medical Holdings, Inc., and Kinderhook Partners, L.P., dated March 9, 2010. (7)

4.19	Stockholders Agreement by and between Mark A. Libratore and Kinderhook Partners, L.P., dated March 9, 2010. (7)

5.1	Opinion of Siegel, Lipman, Dunay, Shepard & Miskel, LLP as to legality of securities being offered. (4)

10.1	Lease Agreement, dated April 19, 2005, by and between Liberator Medical Holdings, Inc. and Sunshine Holdings, Inc. (3)

10.2	Lease Agreement, dated December 24, 2002, by and between Liberator Medical Holdings, Inc. and Harley-Davidson of Stuart, Inc., as amended. (3)

10.3	Employment Agreement, dated December 1, 2008, by and between Liberator Medical Holdings, Inc. and Mark A. Libratore. (6)

10.4	Employment Agreement, dated December 1, 2008, by and between Liberator Medical Holdings, Inc. and Robert Davis. (6)

10.5	Employment Agreement, dated December 1, 2008, by and between Liberator Medical Holdings, Inc. and John Leger. (6)

10.6	Investment Banking Agreement by and among Liberator Medical Holdings, Inc., Littlebanc Advisors LLC, and Wilmington Securities, LLC, dated February 5, 2010 (7)

10.7	Research and Consulting Agreement by and between Liberator Medical Holdings, Inc., and Littlebanc Advisors LLC, dated June 21, 2009 (7)

10.8	Letter Agreement dated February 11, 2011, by and among the Liberator Medical Holdings, Inc., Liberator Medical Supply, Inc., and PNC Bank, National Association (8)

10.9	Revolving Line of Credit Note dated February 11, 2011, by and among Liberator Medical Holdings, Inc., Liberator Medical Supply, Inc., and PNC Bank, National Association (8)

10.10	Borrowing Base Rider dated February 11, 2011, by and among Liberator Medical Holdings, Inc., Liberator Medical Supply, Inc., and PNC Bank, National Association (8)

10.11	Security Agreement dated as of February 11, 2011, by and between Liberator Medical Holdings, Inc., and PNC Bank, National Association (8)

10.12	Security Agreement dated as of February 11, 2011, by and between Liberator Medical Supply, Inc., and PNC Bank, National Association (8)

10.13	Guaranty and Suretyship Agreement dated as of February 11, 2011, by and between Liberator Health and Education Services, Inc., and PNC Bank, National Association (8)

10.14	Guaranty and Suretyship Agreement dated as of February 11, 2011, by and between Practica Medical Manufacturing, Inc., and PNC Bank, National Association (8)

10.15	Guaranty and Suretyship Agreement dated as of February 11, 2011, by and between Liberator Health and Wellness, Inc., and PNC Bank, National Association (8)

14.1	Liberator Medical Holdings, Inc. Code of Conduct and Ethics. (2)

21.1	List of Subsidiaries. (9)

23.1	Consent of Crowe Horwath LLP *

23.2	Consent of Siegel, Lipman, Dunay, Shepard & Miskel, LLP (incorporated by reference to Exhibit 5.1)

24.	Powers of Attorney (included on signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Current Report Form 8-K, filed with the Securities and Exchange Commission on May 5, 2008.

(2)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Annual Report Form 10-K for the fiscal year ended September 30, 2007, filed with the Securities and Exchange Commission filed with the Securities and Exchange Commission on January 18, 2008.

(3)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on July 30, 2008.

(4)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 30, 2008.

(5)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 21, 2008.

(6)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 9, 2009.

(7)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Form 8-K filed on March 11, 2010.

(8)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Form 8-K fled on February 16, 2011.

(9)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Form 10-K filed on January 13, 2011.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrants are relying on Rule 430B,

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on October 14, 2011.

LIBERATOR MEDICAL HOLDINGS, INC.

Dated: October 14, 2011	By:	/S/ MARK A. LIBRATORE
Mark A. Libratore, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with the Registrant and on the dates indicated.

/S/ MARK A. LIBRATORE Mark A. Libratore	President, Chief Executive Officer and Director	October 14, 2011

/S/ ROBERT J. DAVIS Robert J. Davis	Chief Financial Officer (principal financial and accounting officer)	October 14, 2011

/S/ ROBERT CUILLO Robert Cuillo	Director	October 14, 2011

/S/ JEANNETTE CORBETT Jeannette Corbett	Director	October 14, 2011

/S/ MORGAN DUKE Morgan Duke	Director	October 14, 2011

/S/ TYLER WICK Tyler Wick	Director	October 14, 2011